Exhibit 99.1

PRESS RELEASE

CSI CLOSES AGREEMENT TO ACQUIRE A 50% EQUITY INTEREST IN BUCKHORN RESOURCES, LLC WHICH OWNS APPROXIMATELY 10,000 ACRES WITH COAL RIGHTS IN EASTERN KENTUCKY FOR $2,100,000 OF COMMON STOCK (1,093,750 SHARES VALUED AT $1.92/SHARE) AND $550,000 CASH AND $1,550,000 IN INSTALLMENT PAYMENTS.

May 21, 2008

Henderson, NV, /PR Newswire/Consolidation Services, Inc., (OTCBB: CNSV), engaged in acquiring land for organic farming operations and developing potential energy reserves on some of its acquired properties announces the closing on an agreement to acquire a fifty (50%) percent equity ownership interest in Buckhorn Resources, LLC (“BR”), which owns approximately ten thousand (10,000) acres of land with coal rights in Eastern Kentucky for $4.2million. Consolidation Services, Inc. (“CSI”) used a combination of $550,000 cash and $1,550,000 payable in installments during the next twelve months and $2,100,000 (1,093,750 shares valued at $1.92 per share) of restricted common stock to close the transaction. $600,000 of the cash payable will be used to fund development activities on the property such as obtaining coal-mining permits. The shares will be sold subject to a lock-up agreement, with weekly sales of up to 21,034 shares commencing on April 1, 2009.

Royalties from the surface mineable coal could exceed $500 million over several years based upon current market prices and third party estimates of 135 million tons of surface mineable coal. There is approximately 269 million tons of coal, according to the same third party estimates. BR is the owner of all rights to coal on the property, except for a $.30 per ton coal right retained by an unaffiliated third party and former owner of the property. Recent coal prices in this region of the U.S. have exceeded $90.00 per ton according to the Energy Information Administration. CSI can use the surface rights on the first 5,200 acres for which a higher value use has not been identified at no additional charge for its grass fed grazing/organic farming operations. There are approximately 23 miles of river frontage, an abundance of timber, paved road access and close proximity to a railhead. It is intended that this land will be ideally suited for grass fed grazing/organic farming following energy development operations and planned reclamation efforts as part of CSI’s business plan. CSI also plans to lease up to an additional ten acres for every acquired acre to accelerate organic operations and associated job development opportunities in the local communities.

“Utilizing common shares for the acquisition of this sizable tract of land enables CSI to continue to accelerate its strategic objective to acquire land for organic farming and to generate cash flow from the energy resources believed to be situated on the subject property while allowing the sellers the opportunity to realize greater value from the sale of their fifty percent equity interest. We believe the transaction will provide long-term benefits to our shareholders,” said Dr. Johnny R. Thomas, President/CEO of CSI.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements other than statements of historical facts included in this press release are forward-looking statements.  These statements relate to future events or to the Company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements.

Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity.  Such risks, uncertainties and other factors which could impact the Company and the forward-looking statements contained herein are included in the Company’s filings with the Securities and Exchange Commission.  The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

CONTACT: John C. Francis

      Vice President/CFO

      702.630.2345